Exhibit 99.1

Analyst Contact:	Mark Schlei
Sparton Corporation
Email: mschlei@sparton.com
Office: (847) 762-5812

Media Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation Reports $0.43 EPS for Fiscal 2013 Second Quarter

SCHAUMBURG, IL. — February 5, 2013 — Sparton Corporation (NYSE: SPA) today announced results for the second quarter of fiscal 2013 ended December 31, 2012. The Company reported second quarter sales of $66.0 million, or an increase of 19.2%, from $55.4 million for the second quarter of fiscal 2012. Reported net income for the second quarter of fiscal 2013 was $4.4 million or $0.43 per share, compared to net income of $1.9 million, or $0.19 per share, in the same quarter a year ago.

Cary Wood, President & CEO, commented, “The first half $0.52 diluted earnings per share results outpaced the first half of the prior year by 57%. As expected, the second quarter was very strong, as delayed shipments from the first quarter were realized during the current quarter and a tax benefit resulting from a worthless stock deduction was recognized as a result of ceasing our Canadian operation a number of years ago. On an adjusted basis, the first half earnings per share of $0.36 is up from the same time period last year.”

Consolidated results for the quarters ended December 31, 2012 and 2011:

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
($ in 000’s, except per share)	2012	2011	2012	2011
Net sales	$65,979	$55,370	$114,999	$107,203
Net sales excluding Onyx	59,864	55,370	108,884	107,203

Gross profit	11,408	8,736	18,621	17,080
Gross profit excluding Onyx	11,107	8,736	18,320	17,080

Operating income	3,513	2,919	4,857	5,308
Operating income excluding Onyx	4,080	2,919	5,424	5,308

Provision for (benefit from) income taxes	(979)	1,069	(531)	1,918

Net income	4,401	1,942	5,354	3,451
Adjusted net income	2,712	1,823	3,665	3,332

Income per share – basic	0.43	0.19	0.53	0.34
Adjusted income per share – basic	0.27	0.18	0.36	0.32

Income per share – diluted	0.43	0.19	0.52	0.33
Adjusted income per share – diluted	0.26	0.18	0.36	0.32

Adjusted EBITDA	5,131	3,402	7,064	6,313
Adjusted EBITDA excluding Onyx	4,673	3,402	6,606	6,313

Second Quarter Financial Highlights

•	Awarded 13 new business programs during the second quarter of fiscal 2013 with estimated 2nd half fiscal 2013 revenue of $2.7 million.

•	Quarter end sales backlog of approximately $211.5 million, including approximately $30.5 million from the Company’s newly acquired business, representing a 35% increase over the previous quarter and a 67% increase over a year ago. Excluding the newly acquired business, backlog was approximately $181.0 million representing a 16% increase over the previous quarter and a 43% increase over a year ago.

•	Completed the acquisition of Onyx EMS, LLC.

•	Entered into a new five year banking agreement with BMO Harris Bank providing $65 million of committed credit facilities. The new facility also includes a $35 million accordion feature which could raise the total facility to $100 million.

•	Recognized a $2.1 million income tax benefit from claiming a worthless stock and bad debt deduction with respect to the Company’s investments in and advances to its 100% owned Canadian subsidiary.

Onyx Acquisition

Mr. Wood continued, “We are extremely pleased to have closed the Onyx acquisition this past November. The first six weeks have resulted in a neutral impact to adjusted earnings and positive incremental EBITDA. We continue to expect that, as operational synergies and new business opportunities are realized, the acquisition will be accretive to earnings by the end of the year. The entry into the Minneapolis technological corridor laden with many large Medical OEM’s has already opened doors for Sparton’s legacy medical business for engineering programs as well as allowing the South Dakota team to explore larger and more complex device build opportunities with existing customers that were previously unattainable.”

On November 15, 2012, the Company completed the acquisition of Onyx EMS, LLC (“Onyx”) in a $43.25 million all-cash transaction, subject to certain post-closing adjustments and financed through the use of Company cash and borrowings under the Company’s new credit facility. At December 31, 2012, the Company has recorded additional consideration of $2.19 million in relation to a post-closing working capital adjustment, which will be settled in the Company’s third fiscal quarter. The transaction includes an approximate $4.3 million escrowed holdback which is available to fund potential seller indemnification obligations in relation to the acquisition agreement.

The acquired business, which is reported in the Company’s Medical segment, provides further expansion regionally into the Minneapolis medical device corridor, diversifying the Company’s customer base through both existing programs and a strong business development pipeline, and increases the number of complex sub-assembly and full device programs within Sparton. Additionally, Onyx brings solid, long-term customer relationships that will utilize Sparton’s expanded list of service offerings such as our low cost country footprint in Vietnam and full engineering design capabilities. Onyx primarily manufactures medical devices for OEM and emerging technology companies, including products for cardiovascular diagnostics, hearing assistance, patient temperature and warming, point-of-care diagnostics, and surgical equipment used in intraosseous medicine. Onyx also produces products such as precision measurement instruments for monitoring air quality and pollution, commercial fire and smoke alarm systems, sensing tools, test fixtures, and complex LED assemblies.

The following table summarizes the results of operations of Onyx for the periods ended December 31, 2012 and 2011 (in thousands):

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
	2012			2011	2012			2011
	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx
Net sales	$5,669	$6,115	$11,784	$12,668	$18,198	$6,115	$24,313	$24,458
Adjusted gross profit	$723	$867	$1,590	$2,134	$3,094	$867	$3,961	$4,173
Adjusted operating income	$237	$(1)	$236	$1,023	$1,581	$(1)	$1,580	$1,865
Adjusted EBITDA	$522	$458	$980	$1,323	$2,264	$458	$2,722	$2,444

Note: Reconciliations of the adjusted amounts shown above to the amounts reported by Onyx are provided at the end of this release.

Segment Results

Medical Device (“Medical”)

Medical sales in the current year quarter include $6.1 million of additional sales from the acquisition of Onyx. Excluding these fiscal year 2013 incremental sales, legacy Medical sales increased approximately $0.7 million as compared with the prior year quarter. Reflected within the increase is $5.9 million of increased sales to this business unit’s largest customer due to expanded demand for its programs and additional refurbishment service revenue which began in the second half of fiscal 2012. Additionally reflected is $0.9 million of increased sales to another customer to meet increased demand for its product in both the U.S. and Japan. Partially offsetting these increases were decreased sales to three customers totaling $5.4 million. Decreased sales to one customer reflect the dual sourcing of certain of its programs with the Company during fiscal 2012. Decreased sales to the remaining two customers reflect these customers’ disengagements during fiscal 2012. Several other customers in the aggregate accounted for the remaining sales variance. Mr. Wood stated, “Medical won three new projects, two engineering projects with new customers and a prototype order from an existing customer.”

Excluding Onyx, the gross profit percentage on Medical sales increased to 14.1% from 13.9% for the three months ended December 31, 2012 and 2011, respectively. This improvement in margin on Medical sales reflects certain favorable product mix between the two periods, partially offset by decreased capacity utilization at the Strongsville, Ohio facility. Mr. Wood continued, “Medical’s gross margin improvement is, in part, indicative of the replacement of less profitable programs in the prior period with more profitable sales from newer programs.”

Excluding Onyx, selling and administrative expenses relating to the Medical segment were $1.6 million and $1.5 million for the three months ended December 31, 2012 and 2011, respectively. Excluding Onyx, Medical reported operating income of $2.4 million for the quarter ended December 31, 2012 compared to operating income of $2.3 million in the prior year quarter.

Complex Systems (“CS”)

Excluding an increase in intercompany sales of $0.6 million, CS sales to external customers for the three months ended December 31, 2012 increased $0.9 million as compared with the same quarter last year, due primarily to increased sales to two customers, partially offset by lower sales to three customers, reflecting relative demand for each of these customers’ products. Mr. Wood commented, “Complex Systems won seven new programs from new and existing customers during the second quarter, bringing the year-to-date new program total to 12.

The gross profit percentage on CS sales remained relatively consistent at 10.2% for the three months ended December 31, 2012 compared to 10.4% for the three months ended December 31, 2011.

Selling and administrative expenses relating to the CS segment were $0.7 million for each of the three months ended December 31, 2012 and 2011, respectively. CS reported operating income of $0.8 million for the quarter ended December 31, 2012 compared to operating income of $0.6 million in the prior year quarter.

Defense & Security Systems (“DSS”)

DSS sales increased approximately $2.9 million in the three months ended December 31, 2012 as compared with the same quarter last year, reflecting increased sonobuoy sales to foreign governments, partially offset by decreased U.S. Navy sonobuoy production and engineering sales in the current year quarter. The second quarter fiscal 2013 includes approximately $3.5 million of revenue from the U.S. Navy acceptance under waiver of the two sonobuoy lots that failed at the Navy test range in the final weeks of September 2012. The testing was conducted under suboptimal environmental conditions, which were outside of the product’s design specifications.

The gross profit percentage on DSS sales increased to 26.3% for the three months ended December 31, 2012 compared to 19.2% for the three months ended December 31, 2011. Gross profit percentage was favorably affected in the current year quarter by a significant increase in foreign sonobuoy sales and favorable product mix on U.S. Navy sales as compared to the prior year quarter.

Selling and administrative expenses relating to the DSS segment were $1.2 million and $0.9 million for the three months ended December 31, 2012 and 2011, respectively, primarily reflecting increased business development efforts in the current fiscal quarter. The Company incurred $0.2 million of internally funded research and development expenses in each of the three months ended December 31, 2012 and 2011, respectively. DSS reported operating income of $4.1 million for the quarter ended December 31, 2012 compared to operating income of $2.4 million in the prior year quarter.

Liquidity and Capital Resources

As of December 31, 2012, the Company had $14.0 million borrowed and $51.0 million available under its new credit facility, available cash and cash equivalents of $6.1 million and performance based payments received under U.S. Navy contracts in excess of the funding of production to date under those contracts of $20.7 million. “We are pleased to have BMO Harris Bank as our new banking partner to support our operating needs and future growth ambitions. The $65 million in credit facilities, coupled with its flexible accordion feature of an additional $35 million, adds to our already strong liquidity position. With access to these funds in place, we plan to continue executing on complementary and compatible acquisitions as a key part of our strategic growth plan,” commented Mr. Wood.

Outlook

Cary Wood concluded, “We remain optimistic for fiscal 2013 and continue to expect year-over-year increases in both revenue and profitability and maintain that current organic growth will be up 3-5% for the year. As highlighted in recent news releases, the Medical industry appears to be in flux due to a number of macro-economic concerns and, as a result, we are seeing slight softening in our Medical segment in the third quarter. This softening is being partially offset by slight increases from Complex Systems in the third quarter and our Medical customers are describing this as a short term issue and anticipate that orders will return to normal levels by the fourth quarter. We are excited about the addition of Onyx to the Sparton family and I look forward to reporting on its successful integration and progress with our other growth initiatives in the future.”

Conference Call

Sparton will host a conference call with investors and analysts on February 6, 2013 at 10:00 a.m. CDT/11:00 a.m. EDT to discuss its fiscal year 2013 second quarter financial results, provide a general business update, and respond to investor questions. To participate, callers should dial (800) 734-4208. Participants should dial in at least 15 minutes prior to the start of the call. A Web presentation link is also available for the conference call: https://www.livemeeting.com/cc/gc_min_pro_usa/join?id=4RSNBJ&role=attend

Investors and financial analysts are invited to ask questions after the presentation is made. The presentation and a replay of the call will be available on Sparton’s Web site: http://www.sparton.com in the “Investor Relations” section for up to two years after the conference call.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from cost of goods sold, total operating expense, other income (expense) and provision for (benefit from) income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and impairment charges as well as certain gains on sales of assets, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.

We exclude restructuring/impairment charges, gross profit effect of capitalized profit in inventory from acquisition and gain on sale of investment as well as the related tax effect of these items because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our fundamental operations with prior and future periods.

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for restructuring/impairment charges, gross profit effect of capitalized profit in inventory from acquisition and gain on sale of investment. The Company believes Adjusted EBITDA is commonly used by financial analysts and others in the industries in which the Company operates and, thus, provides useful information to investors. The Company does not intend, nor should the reader consider, Adjusted EBITDA an alternative to operating income, net income, net cash provided by operating activities or any other items calculated in accordance with GAAP. The Company’s definition of Adjusted EBITDA may not be comparable with Adjusted EBITDA as defined by other companies. Accordingly, the measurement has limitations depending on its use.

Related to Onyx, adjusted gross profit and adjusted operating income exclude the gross profit effect of capitalized profit in inventory from acquisition and unusual write-downs of inventory and accounts receivable related to an Onyx customer (“Augustine”) which was excluded from the acquisition. Adjusted EBITDA related to Onyx represents operating income before depreciation and amortization as adjusted for the gross profit effect of capitalized profit in inventory from acquisition and unusual write-downs of inventory and accounts receivable related to an Onyx customer (“Augustine”) which was excluded from the acquisition.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 113th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, and field service. The primary market classifications served are Navigation & Exploration, Defense & Security, Medical, and Complex Systems. Headquartered in Schaumburg, IL, Sparton currently has five manufacturing locations worldwide. Sparton’s Web site may be accessed at http://www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Certain statements described in this press release are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect Sparton’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect Sparton’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, Sparton’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Sparton’s Form 10-K for the year ended June 30, 2012, and its other filings with the Securities and Exchange Commission. Sparton undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	December 31, 2012	June 30, 2012 (a)
Assets
Current Assets:
Cash and cash equivalents	$6,066	$46,950
Restricted cash	535	—
Accounts receivable, net of allowance for doubtful accounts of $334 and $146, respectively	40,821	29,618
Inventories and cost of contracts in progress, net	45,367	35,102
Deferred income taxes	2,020	2,020
Prepaid expenses and other current assets	5,251	2,054

Total current assets	100,060	115,744
Property, plant and equipment, net	28,913	14,260
Goodwill	14,903	7,472
Other intangible assets, net	11,643	1,618
Deferred income taxes — non-current	4,874	5,136
Other non-current assets	701	325

Total assets	$161,094	$144,555

Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term bank borrowings	$14,000	$—
Current portion of long-term debt	131	131
Accounts payable	17,033	17,152
Accrued salaries and wages	5,417	5,855
Accrued health benefits	1,564	1,210
Current portion of pension liability	115	323
Performance based payments on customer contracts	20,718	25,836
Other accrued expenses	8,273	5,890

Total current liabilities	67,251	56,397
Pension liability — non-current portion	985	990
Long-term debt — non-current portion	1,473	1,538
Environmental remediation — non-current portion	2,978	3,142

Total liabilities	72,687	62,067

Commitments and contingencies

Shareholders’ Equity:
Preferred stock, no par value; 200,000 shares authorized, none issued	—	—
Common stock, $1.25 par value; 15,000,000 shares authorized, 10,229,121 and 10,105,759 shares issued and outstanding, respectively	12,786	12,632
Capital in excess of par value	19,932	19,579
Retained earnings	57,349	51,995
Accumulated other comprehensive loss	(1,660)	(1,718)

Total shareholders’ equity	88,407	82,488

Total liabilities and shareholders’ equity	$161,094	$144,555

(a)	Derived from the Company’s audited financial statements as of June 30, 2012.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net sales	$65,979	$55,370	$114,999	$107,203
Cost of goods sold	54,571	46,634	96,378	90,123

Gross profit	11,408	8,736	18,621	17,080

Operating Expense:
Selling and administrative expenses	7,375	5,535	12,847	10,946
Internal research and development expenses	243	218	548	616
Amortization of intangible assets	273	110	375	221
Restructuring/impairment charges	—	(59)	—	(59)
Other operating expenses	4	13	(6)	48

Total operating expense, net	7,895	5,817	13,764	11,772

Operating income	3,513	2,919	4,857	5,308

Other income (expense)
Interest expense	(173)	(175)	(254)	(347)
Interest income	23	24	51	48
Gain on sale of investment	—	127	—	127
Other, net	59	116	169	233

Total other income (expense), net	(91)	92	(34)	61

Income before provision for income taxes	3,422	3,011	4,823	5,369
Provision for (benefit from) income taxes	(979)	1,069	(531)	1,918

Net income	$4,401	$1,942	$5,354	$3,451

Income per share of common stock:
Basic	$0.43	$0.19	$0.53	$0.34

Diluted	$0.43	$0.19	$0.52	$0.33

Weighted average shares of common stock outstanding:
Basic	10,229,320	10,287,797	10,185,464	10,278,127

Diluted	10,248,424	10,325,029	10,206,913	10,319,275

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income	$4,401	$1,942	$5,354	$3,451
Other comprehensive income (loss) – Change in unrecognized pension costs, net of tax	36	(4)	58	81

Comprehensive income	$4,437	$1,938	$5,412	$3,532

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Six Months Ended
	December 31, 2012	December 31, 2011
Cash Flows from Operating Activities:
Net income	$5,354	$3,451
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,472	831
Deferred income tax expense	230	1,914
Pension expense	6	14
Stock-based compensation expense	597	532
Gross profit effect of capitalized profit in inventory from acquisition	566	—
Gain on sale of investment	—	(127)
Other	41	174
Changes in operating assets and liabilities:
Accounts receivable	(4,306)	(515)
Inventories and cost of contracts in progress	(1,845)	207
Prepaid expenses and other assets	(2,798)	(1,191)
Performance based payments on customer contracts	(5,118)	5,865
Accounts payable and accrued expenses	(3,128)	(3,436)

Net cash provided by (used in) operating activities	(8,929)	7,719
Cash Flows from Investing Activities:
Purchase of Onyx	(43,250)	—
Purchases of property, plant and equipment	(1,602)	(1,917)
Change in restricted cash	(535)
Proceeds from sale of investment	—	1,750

Net cash used in investing activities	(45,387)	(167)
Cash Flows from Financing Activities:
Short-term bank borrowings, net	14,000	—
Repayment of long-term debt	(70)	(66)
Payment of debt financing costs	(408)	—
Repurchase of stock	(234)	(1,476)
Proceeds from the exercise of stock options	144	50

Net cash provided by (used in) financing activities	13,432	(1,492)

Net increase (decrease) in cash and cash equivalents	(40,884)	6,060
Cash and cash equivalents at beginning of period	46,950	24,550

Cash and cash equivalents at end of period	$6,066	$30,610

Supplemental disclosure of cash flow information:
Cash paid for interest	$258	$176
Cash paid for income taxes	$1,603	$464
Supplemental disclosure of non-cash investing activities:
Accrued acquisition related working capital adjustment	$2,188	$—

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

(Dollars in thousands, except share data)

	Six Months Ended December 31, 2012
	Common Stock		Capital In Excess	Retained	Accumulated Other Comprehensive
	Shares	Amount	of Par Value	Earnings	Loss	Total
Balance at June 30, 2012	10,105,759	$12,632	$19,579	$51,995	$(1,718)	$82,488
Issuance of stock	159,433	199	(199)	—	—	—
Forfeiture of restricted stock	(39,811)	(50)	50	—	—	—
Repurchase of stock	(20,564)	(25)	(209)	—	—	(234)
Exercise of stock options	24,304	30	114	—	—	144
Stock-based compensation	—	—	597	—	—	597
Comprehensive income, net of tax	—	—	—	5,354	58	5,412

Balance at December 31, 2012	10,229,121	$12,786	$19,932	$57,349	$(1,660)	$88,407

	Six Months Ended December 31, 2011
	Common Stock		Capital In Excess	Retained	Accumulated Other Comprehensive
	Shares	Amount	of Par Value	Earnings	Loss	Total
Balance at June 30, 2011	10,236,484	$12,796	$20,635	$42,487	$(871)	$75,047
Issuance of stock	160,641	201	(201)	—	—	—
Forfeiture of restricted stock	(13,290)	(17)	17	—	—	—
Repurchase of stock	(188,055)	(235)	(1,241)	—	—	(1,476)
Exercise of stock options	10,000	12	38	—	—	50
Stock-based compensation	—	—	532	—	—	532
Comprehensive income, net of tax	—	—	—	3,451	81	3,532

Balance at December 31, 2011	10,205,780	$12,757	$19,780	$45,938	$(790)	$77,685

SPARTON CORPORATION AND SUBSIDIARIES

SELECT SEGMENT INFORMATION

(UNAUDITED)

(Dollars in thousands)

Sales:

	For the Three Months Ended December 31,			For the Six Months Ended December 31,
SEGMENT	2012	2011	% Chg	2012	2010	% Chg
Medical	$34,804	$28,027	24.2%	$62,863	$55,487	13.3%
CS	14,059	12,549	12.0	26,406	25,109	5.2
DSS	21,402	18,476	15.8	34,608	33,763	2.5
Eliminations	(4,286)	(3,682)	16.4	(8,878)	(7,156)	24.1

Totals	$65,979	$55,370	19.2	$114,999	$107,203	7.3

Gross profit:

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
SEGMENT	2012	GP %	2011	GP %	2012	GP %	2011	GP %
Medical	$4,344	12.5%	$3,883	13.9%	$8,538	13.6%	$7,497	13.5%
CS	1,428	10.2	1,306	10.4	2,524	9.6	2,394	9.5
DSS	5,636	26.3	3,547	19.2	7,559	21.8	7,189	21.3

Totals	$11,408	17.3	$8,736	15.8	$18,621	16.2	$17,080	15.9

Gross profit excluding Onyx:

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
SEGMENT	2012	GP %	2011	GP %	2012	GP %	2011	GP %
Medical	$4,043	14.1%	$3,883	13.9%	$8,237	14.5%	$7,497	13.5%
CS	1,428	10.2	1,306	10.4	2,524	9.6	2,394	9.5
DSS	5,636	26.3	3,547	19.2	7,559	21.8	7,189	21.3

Totals	$11,107	18.6	$8,736	15.8	$18,320	16.8	$17,080	15.9

Operating income (loss):

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
SEGMENT	2012	% of Sales	2011	% of Sales	2012	% of Sales	2011	% of Sales
Medical	$1,803	5.2%	$2,332	8.3%	$4,425	7.0%	$4,219	7.6%
CS	777	5.5	600	4.8%	1,163	4.4%	943	3.8%
DSS	4,143	19.4	2,404	13.0%	4,681	13.5%	4,645	13.8%
Other Unallocated	(3,210)	—	(2,417)	—	(5,412)	—	(4,499)	—

Totals	$3,513	5.3	$2,919	5.3%	$4,857	4.2%	$5,308	5.0%

Operating income (loss) excluding Onyx:

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
SEGMENT	2012	% of Sales	2011	% of Sales	2012	% of Sales	2011	% of Sales
Medical	$2,370	8.3%	$2,332	8.3%	$4,992	8.8%	$4,219	7.6%
CS	777	5.5%	600	4.8%	1,163	4.4%	943	3.8%
DSS	4,143	19.4%	2,404	13.0%	4,681	13.5%	4,645	13.8%
Other Unallocated	(3,210)	—	(2,417)	—	(5,412)	—	(4,499)	—

Totals	$4,080	6.8%	$2,919	5.3%	$5,424	5.0%	$5,308	5.0%

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended December 31, 2012			For the Three Months Ended December 31, 2011
	GAAP	Non-GAAP Adjustments	Adjusted	GAAP	Non-GAAP Adjustments	Adjusted
Net sales	$65,979	$—	$65,979	$55,370	$—	$55,370
Cost of goods sold	54,571	(566)	54,005	46,634	—	46,634

Gross profit	11,408	566	11,974	8,736	—	8,736
Operating expense (income):
Selling and administrative expenses	7,375	—	7,375	5,535	—	5,535
Internal research and development expenses	243	—	243	218	—	218
Amortization of intangible assets	273	—	273	110	—	110
Restructuring/impairment charges	—	—	—	(59)	59	—
Other operating expenses	4	—	4	13	—	13

Total operating expense, net	7,895	—	7,895	5,817	59	5,876

Operating income	3,513	566	4,079	2,919	(59)	2,860

Other income (expense):
Interest expense	(173)	—	(173)	(175)	—	(175)
Interest income	23	—	23	24	—	24
Gain on sale of investment	—	—	—	127	(127)	—
Other, net	59	—	59	116	—	116

Total other income (expense), net	(91)	—	(91)	92	(127)	(35)

Income before provision for income taxes	3,422	566	3,988	3,011	(186)	2,825
Provision for income taxes	(979)	2,255	1,276	1,069	(67)	1,002

Net income	$4,401	$(1,689)	$2,712	$1,942	$(119)	$1,823

Income per share of common stock:
Basic	$0.43		$0.27	$0.19		$0.18

Diluted	$0.43		$0.26	$0.19		$0.18

Weighted average shares of common stock outstanding:
Basic	10,229,320		10,229,320	10,287,797		10,287,797

Diluted	10,248,424		10,248,424	10,325,029		10,325,029

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Six Months Ended December 31, 2012			For the Six Months Ended December 31, 2011
	GAAP	Non-GAAP Adjustments	Adjusted	GAAP	Non-GAAP Adjustments	Adjusted
Net sales	$114,999	$—	$114,999	$107,203	$—	$107,203
Cost of goods sold	96,378	(566)	95,812	90,123	—	90,123

Gross profit	18,621	566	19,187	17,080	—	17,080
Operating expense (income):
Selling and administrative expenses	12,847	—	12,847	10,946	—	10,946
Internal research and development expenses	548	—	548	616	—	616
Amortization of intangible assets	375	—	375	221	—	221
Restructuring/impairment charges	—	—	—	(59)	59	—
Other operating expenses	(6)	—	(6)	48	—	48

Total operating expense, net	13,764	—	13,764	11,772	59	11,831

Operating income	4,857	566	5,423	5,308	(59)	5,249

Other income (expense):
Interest expense	(254)	—	(254)	(347)	—	(347)
Interest income	51	—	51	48	—	48
Gain on sale of investment	—	—	—	127	(127)	—
Other, net	169	—	169	233	—	233

Total other income (expense), net	(34)	—	(34)	61	(127)	(66)

Income before provision for income taxes	4,823	566	5,389	5,369	(186)	5,183
Provision for income taxes	(531)	2,255	1,724	1,918	(67)	1,851

Net income	$5,354	$(1,689)	$3,665	$3,451	$(119)	$3,332

Income per share of common stock:
Basic	$0.53		$0.36	$0.34		$0.32

Diluted	$0.52		$0.36	$0.33		$0.32

Weighted average shares of common stock outstanding:
Basic	10,185,464		10,185,464	10,287,127		10,287,127

Diluted	10,206,913		10,206,913	10,319,275		10,319,275

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Net income	$4,401	$1,942	$5,354	$3,451
Interest expense	173	175	254	347
Interest income	(23)	(24)	(51)	(48)
Provision for income taxes	(979)	1,069	(531)	1,918
Depreciation and amortization	993	426	1,472	831
Restructuring/impairment charges	—	(59)	—	(59)
Gross profit effect of capitalized profit in inventory from acquisition	566	—	566	—
Gain on sale of investment	—	(127)	—	(127)

Adjusted EBITDA	5,131	3,402	7,064	6,313
Onyx adjusted EBITDA	458	—	458	—

Adjusted EBITDA without Onyx	$4,673	$3,402	$6,606	$6,313

% of net sales	7.8%	6.1%	6.1%	5.9%

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF SELECT SEGMENT INFORMATION

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31, 2012
	Medical	CS	DSS	Eliminations	Total
Net Sales	$34,804	$14,059	$21,402	$(4,286)	$65,979

Onyx net sales	6,115	—	—	—	6,115

Net Sales excluding Onyx	$28,689	$14,059	$21,402	$(4,286)	$59,864

	For the Six Months Ended December 31, 2012
	Medical	CS	DSS	Eliminations	Total
Net Sales	$62,863	$26,406	$34,608	$(8,878)	$114,999

Onyx net sales	6,115	—	—	—	6,115

Net Sales excluding Onyx	$56,748	$26,406	$34,608	$(8,878)	$108,884

	For the Three Months Ended December 31, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$4,344	$1,428	$5,636	$—	$11,408

Onyx gross profit	301	—	—	—	301

Gross profit excluding Onyx	$4,043	$1,428	$5,636	$—	$11,107

% of sales	14.1%	10.2%	26.3%	—%	18.6%

	For the Three Months Ended December 31, 2011
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$3,883	$1,306	$3,547	$—	$8,736

% of sales	13.9%	10.4%	19.2%	—%	15.8%

	For the Six Months Ended December 31, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$8,538	$2,524	$7,559	$—	$18,621

Onyx gross profit	301	—	—	—	301

Gross profit excluding Onyx	$8,237	$2,524	$7,559	$—	$18,320

% of sales	14.5%	9.6%	21.8%	—%	16.8%

	For the Six Months Ended December 31, 2011
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Gross profit	$7,497	$2,394	$7,189	$—	$17,080

% of sales	13.5%	9.5%	21.3%	—%	15.9%

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF SELECT SEGMENT INFORMATION

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income	$1,803	$777	$4,143	$(3,210)	$3,513

Onyx operating income	(567)	—	—	—	(567)

Operating income excluding Onyx	$2,370	$777	$4,143	$(3,210)	$4,080

% of sales	8.3%	5.5%	19.4%	—%	6.8%
Depreciation and amortization excluding Onyx	$175	$148	$153	$56	$534

	For the Three Months Ended December 31, 2011
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income	$2,332	$600	$2,404	$(2,417)	$2,919

% of sales	8.3%	4.8%	13.0%	—%	5.3%
Depreciation and amortization	$178	$134	$101	$13	$426

	For the Six Months Ended December 31, 2012
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income	$4,425	$1,163	$4,681	$(5,412)	$4,857

Onyx operating income	(567)	—	—	—	(567)

Operating income excluding Onyx	$4,992	$1,163	$4,681	$(5,412)	$5,424

% of sales	8.8%	4.4%	13.5%	—%	5.0%
Depreciation and amortization excluding Onyx	$348	$291	$297	$77	$1,013

	For the Six Months Ended December 31, 2011
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income	$4,219	$943	$4,645	$(4,499)	$5,308

% of sales	7.6%	3.8%	13.8%	—%	5.0%
Depreciation and amortization	$347	$264	$195	$25	$831

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF PRO FORMA NON-GAAP FINANCIAL MEASURES

RELATED TO ONYX ACQUISITION

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
	2012			2011	2012			2011
	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx
Operating income	$237	$(567)	$(330)	$278	$1,581	$(567)	$1,014	$1,120
Depreciation and amortization	285	459	744	300	683	459	1,142	579
Gross profit effect of capitalized profit in inventory from acquisition	—	566	566	—	—	566	566	—
Augustine	—	—	—	745	—	—	—	745

Adjusted EBITDA	$522	$458	$980	$1,323	$2,264	$458	$2,722	$2,444

% of net sales	9.2%	7.5%	8.3%	10.4%	12.4%	7.5%	11.2%	10.0%

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
	2012			2011	2012			2011
	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx
Gross profit	$723	$301	$1,024	$1,796	$3,094	$301	$3,395	$3,835
Gross profit effect of capitalized profit in inventory from acquisition	—	566	566	—	—	566	566	—
Augustine	—	—	—	338	—	—	—	338

Adjusted gross profit	$723	$867	$1,590	$2,134	$3,094	$867	$3,961	$4,173

% of net sales	12.8%	14.2%	13.5%	16.8%	17.0%	14.2%	16.3%	17.1%
Depreciation	285	287	572	300	683	287	970	579

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
	2012			2011	2012			2011
	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx	Pre Acquisition	Post Acquisition	Total Onyx	Total Onyx
Net sales	$5,669	$6,115	$11,784	$12,668	$18,198	$6,115	$24,313	$24,458
Adjusted gross profit	723	867	1,590	2,134	3,094	867	3,961	4,173

Operating expense:
Selling and administrative expenses	486	696	1,182	1,518	1,513	696	2,209	2,715
Amortization of intangible assets	—	172	172	—	—	172	172	—
Augustine	—	—	—	(407)	—	—	—	(407)

Total operating expense	486	868	1,354	1,111	1,513	868	2,381	2,308

Adjusted operating income	$237	$(1)	$236	$1,023	$1,581	$(1)	$1,580	$1,865

% of net sales	4.2%	(0.0)%	2.0%	8.1%	8.7%	(0.0)%	6.5%	7.6%
Depreciation and amortization	285	459	744	300	683	459	1,142	579